EXHIBIT 99.4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Joule Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the financial statements included in Joule Inc. and subsidiaries annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated November 9, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in the index above are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                       ARTHUR ANDERSEN LLP

Roseland, New Jersey
November 9, 2001

The report is a copy of a previous issued report. Arthur Andersen LLP has not reissued the report.